Exhibit 10.1

Dated the 13th day of February 2007

AMGEN TECHNOLOGY (IRELAND) LIMITED

and

the Trustees as defined within

TRUST DEED AND RULES

of the

AMGEN TECHNOLOGY IRELAND

IRISH TAX APPROVED SHARE PLAN

THIS DEED is made the 13th day of February 2007 BETWEEN

(1)	Amgen Technology (Ireland) Limited whose head office is situated at 30 Herbert Street, Dublin 2 (hereinafter in this Deed and the Rules called “the Company”); and

(2)	Computershare Trustees (Ireland) Limited whose registered office is situated at Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18 (hereinafter in this Deed and the Rules called the “Trustees” which expression where the context so admits shall include any successor body or any other or others being the trustee or trustees for the time being hereof).

WHEREAS:

A.	By a resolution of the Directors of the Company passed on the 6th day of February 2007 the Company resolved to establish the Amgen Technology Ireland Irish Tax Approved Share Plan.

B.	It is intended that the said programme shall be an approved Plan within the meaning of Chapter 1, Part 17 of the Taxes Consolidation Act 1997 and Schedule 11 to that Act as amended or re-enacted from time to time and constituting an employees’ share scheme, the purpose of which is to provide funds to the Trustees to enable them to acquire ordinary Shares in the capital of the Parent Company and subsequently to appropriate the said Shares to Eligible Employees of the Company and any Participating Companies.

C.	The Trustees wish to declare the trusts upon which they will act and the Company has agreed to join in this Deed for the purposes mentioned herein.

NOW THIS DEED WITNESSES as follows:

1.	(a)	In this Deed unless the context otherwise requires words and expressions which are used and which are more particularly defined in the rules set out in the schedule hereto (“Rules”), as amended from time to time as therein provided, shall bear the same meanings as in the Rules when used herein.

	(b)	The Company is ultimately owned and controlled (within the meaning of Section 432 of the Act) by the Parent Company.

	(c)	In pursuance of the resolution referred to in Recital A hereof the Amgen Technology Irish Tax Approved Share Plan is established in Ireland (the “Plan”).

	(d)	This Plan shall be operated and administered in accordance with this Deed and the Rules.

2.	Any Participating Company may at any time make contributions to the Trust Fund and shall make available to the Trustees such sums as are appropriate under Rule 2(d)(i).

3.	The Trustees shall hold the Trust Fund and any income arising thereon UPON TRUST to apply the same in purchasing Shares to be appropriated to Members in accordance with the Rules. Any unappropriated assets remaining in the hands of the Trustees at the end of the Perpetuity Period (as defined in Clause 19 hereof) shall be returned in cash to the Participating Companies in such proportions as shall be deemed just and equitable by the Trustees having regard to the contributions of each of the Participating Companies.

4.	(a)	The maximum number of Trustees shall be five and the minimum number of Trustees shall be three unless a body corporate shall be appointed as sole Trustee hereof or as one of two Trustees.

	(b)	The Trustees shall be resident in Ireland for all purposes.

	(c)	A Trustee may resign at any time upon giving to the Company not less than three months’ written notice (or such shorter notice as the Company may accept) without assigning any reason and without being responsible for any costs occasioned by such retirement.

	(d)	The Company may at any time by deed supplemental to this Deed in its absolute discretion and without assigning any reason therefor remove a Trustee from office or (subject to the maximum of five) appoint new or additional Trustee(s).

	(e)	When a Trustee resigns or is removed from office he shall forthwith do all acts and things necessary to vest the assets of the Plan in the joint names of the continuing and/or new Trustees.

	(f)	The Company hereby declares and confirms the independence of the Trustees in the exercise of all their functions and obligations under the Plan and undertakes that it shall not seek to influence them in any manner. Notwithstanding the foregoing and without prejudice to the Company’s power of removal and appointment of Trustees under Clause 4(d), if a Trustee shall fail to exercise properly any power, duty or other function in relation to the operation of the Plan assigned to such Trustee under this Deed and the Rules, such failure may be noted in writing and having obtained the prior written approval of the Revenue Commissioners, the Company may remove such Trustee from office as Trustee and may appoint a new Trustee.

5.	(a)	The Participating Companies shall pay or reimburse to the Trustees upon demand in such proportions as the Trustees shall determine to be equitable all charges and expenses reasonably incurred by the Trustees in the establishment of the Plan and in the course of the administration of the Trust Fund including the remuneration (if any) from time to time payable to any Trustee hereof for acting as such.

	(b)	Any individual Trustee shall be entitled to receive and to retain as remuneration for his services hereunder such sum or sums as the Company may from time to time resolve shall be paid to him therefor (unless he is an officer or employee of a Participating Company or any company associated with it) and he shall not be disqualified from voting or taking part in any decision of the Trustees on any matter by virtue of any personal and beneficial interest (actual or prospective) therein.

(c)	Any Trustee being a solicitor, accountant, stockbroker or other person engaged in any profession or business shall be entitled to be paid all usual professional or proper charges for business transacted, time expended and acts done by him or any employee or partner of his firm in connection with this Deed including acts which a Trustee not being in any profession or business could have done personally.

(d)	Any Trustee being a body corporate (whether or not a trust corporation) may charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company and such body corporate and any such body corporate being a bank or other financial institution shall be entitled (without accounting for any resultant profit) to act as banker and to perform any services in relation to this Deed on the same terms as would be made with a customer in the ordinary course of its business as a banker or other financial institution.

6.	A Trustee hereof being a body corporate (whether or not a trust corporation) may in its capacity as trustee hereof act by its proper officers and may by such proper officers have and exercise all powers, trusts and discretions vested in it hereunder.

7.	(a)	No Trustee for the time being of the Plan and no director or employee of any corporate trustee shall be responsible chargeable or liable in any manner whatsoever for or in respect of any loss of or any depreciation in or default upon any of the investments securities stocks or policies in or upon which any part of the Plan may at any time be invested or for any delay which may occur from whatever cause in the investment of any monies belonging thereto or for the safety of any securities or documents of title deposited by the Trustees for safe custody or for the exercise of any discretionary power vested in the Trustees by the Trust Deed (including any act or omission by any committee appointed by the Trustees) or by reason of any other matter or thing except fraud, deliberate culpable disregard of the interests of all or of any of the beneficiaries under the Plan, or negligence, breach of duty or want of skill, care or diligence on the part of any Trustee who is engaged in the business of providing a trustee service for a fee.

(b)	Each of the Trustees and each director of any corporate trustee shall be indemnified jointly and severally by the Company and any other Participating Company against all liabilities incurred by such Trustee in the execution of the trusts hereunder and in the management and administration of the Plan other than liabilities arising as a consequence of fraud or deliberate and culpable disregard of the interests of all or any of the beneficiaries under the Plan or negligence, breach of duty or want of skill, care or diligence on the part of any Trustee who is engaged in the business of providing a trustee service for a fee.
(c)	any Trustee who is engaged in the business of providing a trustee service for a fee shall, if it has not already done so, undertake to ensure that it and any person or corporate body to whom functions are delegated under Clause 13, has valid professional indemnity insurance cover, for as long as that Trustee is engaged in the business of providing a trustee service for a fee in respect of the Plan.

8.	A person shall not be disqualified from acting as a Trustee hereof by reason of the fact that he is or has been a Member, or a director or employee of a Participating Company or any company associated with a Participating Company; or being a corporate trustee is itself a subsidiary of or associated with a Participating Company nor shall he or it be accountable for any benefit received by him, or any employee of it under the Plan.

9.	The Trustees shall be entitled to rely without further enquiry on all information supplied to them by the Participating Companies.

10.	The Trustees shall have the following powers and discretions in addition to those conferred upon them by the general law:

(a)	Full power and discretion to agree with the Company all matters relating to the operation and administration of the Trust Fund and so that no person claiming any interest hereunder shall be entitled to question the legality and correctness of any arrangement or agreement made between the Company and the Trustees in relation to such operation and administration.

(b)	Power to arrange for any Participating Company to account to the Revenue Commissioners or other authority concerned for any amounts deducted from payments made pursuant to this Deed in respect of income tax and other deductions required by law.

(c)	Power by resolution:

(i)	to authorise the manner in which cheques and other documents shall be signed on their behalf, and

(ii)	to delegate the signing of such cheques and documents to such person or persons as they shall think fit.

(d)	The Trustees shall be entitled to procure that any one or more of them may be registered as holder of any Plan Shares held by them upon the trusts of this Deed.

11.	So long as a body corporate shall not be the sole trustee hereof:

(a)	The Trustees (which in this Clause shall include the duly authorised officer of a body corporate which is a trustee) may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and may determine. The chairman of every meeting of the Trustees shall be elected by the meeting. The quorum for any meeting shall be a majority of the Trustees and questions arising shall be decided by a majority of votes and in case of equality of votes the chairman of the meeting shall have a second or casting vote.

(b)	A resolution in writing signed by all the Trustees for the time being shall be as valid and effectual as a resolution passed at a meeting of the Trustees. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Trustees. Such resolutions shall be entered in the Minute Book referred to in sub-Clause (d) of this Clause.

(c)	A meeting of the Trustees at which a quorum is present shall be competent to exercise all the powers and discretions exercisable by the Trustees generally.

(d)	The Trustees shall cause proper minutes to be kept and entered in a book (“Minute Book”) provided for the purpose of all their resolutions and proceedings and any such minutes of any meeting of the Trustees if purported to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting shall be admissible as prima facie evidence of the matters stated in such minutes.

(e)	Valid and effectual receipts and discharges for any monies or other property payable, transferable or deliverable to the Trustees or any of them may be given by any one Trustee or by any person from time to time authorised in writing for the purpose by the Trustees.

(f)	The Trustees may from time to time delegate any business to any one or more of their number.

12.	The Trustees may act on the advice or opinion of any lawyer, broker, actuary, accountant or other professional or business person whether such advice was obtained by the Trustees or by the Company or any other Participating Company and shall not be responsible for any loss occasioned by their so acting.

13.	The Trustees may employ any agent or agents to transact all or any business of whatsoever nature required to be done in the administration of the trusts, powers and provisions hereof (including the receipt and payment of money and the purchase and appropriation of Shares) and the Trustees shall not be responsible for the default of or any loss caused by the employment of any such agent or agents.

14.	(a)	The Trustees shall at all times comply with the provisions of Part 5 of Schedule 11 to the Act.

	(b)	Subject to their obligations under paragraph 18 of Schedule 11 to the Act, the Trustees shall make arrangements with the Company whereby the Company and/or any other Participating Company will on behalf of the Trustees prepare and keep all necessary accounts (including the accounts of individual employees), records and other documents in connection with the trusts of the Plan and generally ensure that all administrative work in connection therewith is carried out and the Company hereby covenants with the Trustees that it and/or any other Participating Company will fully and accurately prepare and keep the accounts, records and documents and carry out the aforesaid work and shall make available to the Trustees all facilities and information necessary to ensure that full compliance is made with the provisions of the trusts of this Deed.

15.	Any money at any time held by the Trustees and not immediately required by them for the purpose of this Deed may be placed on deposit (with or without interest) with any bank or other deposit taking institution in Ireland as the Trustees may determine, and used to purchase Shares under the terms of the Plan or to meet administration expenses of the Plan, or may be returned to the Participating Companies in such proportions as shall be deemed just and equitable by the Trustees having regard to the contribution of each Participating Company.

16.	In the course of the operation of the Plan, the Trustees will become aware of and have access to certain information about Members which is confidential in nature. The Trustees shall keep such information confidential and shall not save for the purposes of administering the Plan and in accordance with the Data Protection Acts 1988 and 2003 without the prior written consent of the Member concerned disclose such information in whole or in part and they shall not use such information for any purpose other than the operation of the Plan.

17.	The Trustees shall be liable for any liability to tax, properly incurred by the Trustees in the course of the operation of the Plan.

18.	Subject to the prior written approval of the Revenue Commissioners under paragraph 5(2) of Part 2 of Schedule 11 to the Act the Company and the Trustees may at any time by a deed supplemental hereto modify, alter, amend or extend all or any of the provisions of this Deed (including the Schedule hereto) in accordance with Rule 13 provided that no such purported modification, alteration, amendment or extension shall be effective insofar as it alters the provisions of this Clause or extends the operation of the Plan beyond the Perpetuity Period described in Clause 19 hereof.

19.	(a)	The “Perpetuity Period” applicable to any dispositions made by or pursuant to this Deed shall be the period ending on the expiration of 20 years after the death of the last survivor of the issue living on the date hereof of his late Britannic Majesty King George VI unless there has been legislation prior to the end of such period making it lawful for the trusts of the Plan to continue or the Plan has been registered under the Perpetual Funds (Registration) Act, 1933.

(b)	The Company may at any time serve notice on the Trustees of its intention to terminate the Plan, which it shall be entitled to do only on a date on which there are no Plan Shares held pursuant to this Trust Deed, whereupon the Participating Companies shall be liable for no further contributions to the Plan save those falling due under the Rules within three months after the date of the said notice and any other expenses incurred by the Trustees in the further administration and winding up of the Plan.

20.	Subject to any prior written approval of the Revenue Commissioners required under paragraph 5(2) of Part 2 of Schedule 11 to the Act, if any matter arises on or in connection with this Deed or its operation for which specific provision is not made herein or in any deed supplemental hereto or in the Rules such matter shall be resolved, dealt with or provided for in such manner as the Company shall in its absolute discretion consider appropriate after taking into account the respective interests of any Participating Company and of the Members.

21.	A Subsidiary of the Company may by deed supplemental hereto be admitted to participate in the Plan to the effect that such Subsidiary shall be bound by the provisions hereof and of the Rules as a Participating Company and its employees shall be eligible to become Members in accordance with the Rules.

22.	This Deed and the Rules shall be governed by and construed in accordance with the laws of Ireland. The Courts of Ireland are to have jurisdiction in relation to any claim or proceedings arising under or in relation to this Deed and the Rules or their interpretation and to settle any dispute arising out of or in connection with this Deed and the Rules.

23.	IN WITNESS whereof the Company and the Trustees have caused their respective common seals to be hereunto affixed the day and year first above written.

PRESENT when the common seal of

Amgen Technology (Ireland) Limited was

hereunto affixed:

PRESENT when the common seal of

Computershare Trustees (Ireland) Limited was

hereunto affixed:

SCHEDULE

THE RULES OF THE

AMGEN TECHNOLOGY IRELAND IRISH TAX APPROVED SHARE PLAN

(the “RULES”)

1.	Definitions

In this Plan the words and expressions set out below shall have the meaning specified unless otherwise specifically provided and references to legislation refer to Acts of the Oireachtas and any references to a provision of an Act of the Oireachtas shall include any amendment, modification, re-enactment or extension of it for the time being in force.

the “Act”	The Taxes Consolidation Act 1997 as amended from time to time.

“Appropriate Percentage”	The percentage of the Locked-in-Value of the Plan Shares of a Member chargeable to income tax under Schedule E computed in accordance with the provisions of Section 511(3) of the Act.

“Appropriation Date”	The date or dates in each year determined by the Directors (and agreed in advance with the Trustees) as the date or dates on which Shares shall be appropriated to Eligible Employees in accordance with Rule 3(a)(i).

“Basic Remuneration”	The basic salary or wage paid by a Participating Company to an Eligible Employee in the relevant Plan Year excluding overtime, bonuses, commission or other fluctuating emoluments.

“the Directors”	The board of directors for the time being of

the Company or a duly authorised committee appointed by them for the purposes of administering the Plan.

“Deed” and “Trust Deed”	The Trust Deed dated the 13th day of February 2007 between the Company and the Trustees to which these Rules are scheduled and includes any modification, alteration, amendment or extension thereof from time to time.

“Eligible Employee”	At any Invitation Date any person who:

(i)     (a) is an employee of a Participating Company and was so employed on the last day of the relevant Plan Year, including a full-time director who is required to devote substantially the whole of their time to the service of the Participating Company and who has a contract of employment with such a Participating Company; and

(b) is chargeable to tax under Schedule E in respect of that employment; and

or

(ii) is any other employee of a Participating Company, including a full-time director, who has a contract of employment and has been nominated by the Directors for participation in the Plan,

but excluding all individuals ineligible to participate by virtue of the provisions of Part 4, Schedule 11 of the Act;

PROVIDED THAT an Eligible Employee shall only have entitlement to participate in the Plan if he is still employed by a Participating Company on the relevant Appropriation Date.

“Entitlement”	The portion of the Qualifying Bonus to which each Eligible Employee is entitled as may be determined in accordance with Rule 2 or on such other basis as may, from time to time, be agreed in writing by the Revenue Commissioners.

“Group Company”	The Parent Company and any subsidiary thereof.

“Initial Market Value”	(i) Save as is mentioned in (ii) below the Market Value of a Share on the Appropriation Date, or

(ii)    The value calculated by reference to the opening price of a Share as derived from the NASDAQ Stock Market official list on a date not more than 30 days before the Appropriation Date and agreed in writing with the Revenue Commissioners.

“Invitation Date”	The date or dates in any year determined by

the Company as the date or dates on which Eligible Employees are offered participation in the Plan pursuant to Rule 2.

“Locked-in-Value”	The value as defined in Section 512(1) of the Act.

“Market Value”	The value of a Share as determined in accordance with Section 509(1) of the Act.

“Member”	Any Eligible Employee to whom Shares are or have been appropriated under the Plan.

“Notice of Election”	The notice in writing to be issued by an Eligible Employee in accordance with Rule 2(c)(ii).

“Notice of Entitlement”	The notice in writing to be issued to an Eligible Employee in accordance with Rule 2(c)(i).

“the NASDAQ Stock Market”	The NASDAQ Stock Market or any successor body appointed in its place.

“Parent Company”	Amgen Inc. whose registered office is situated at One Amgen Center Drive, Thousand Oaks, California 91320-1799.

“Participating Company”	Each of the Company and any other Subsidiary of the Company which has been nominated by the Directors and which has entered into a supplemental deed pursuant to Clause 21 of the Trust Deed to which for the time being the Plan is expressed to extend pursuant to paragraph 3(2) of Part
2 of Schedule 11 to the Act; (together the “Participating Companies”).

“Period of Service”	In the context of Rule 2, shall mean a complete year, or such other complete period as may from time to time be specified, of continuous service as an employee of a Group Company.

“Plan Shares”	Any Share or other security in the Parent Company which has been appropriated under the Plan and is for the time being held by the Trustees on behalf of a Member.

“Plan Year”	Each year during the operation of the Plan being the twelve months to the end of the relevant accounting period used for the purposes of calculating the benefits (if any) payable under the Plan.

“Qualifying Bonus”	Such total amount, if any, as the Directors shall allocate for the purposes of the Plan for that Plan Year.

“Release Date”	The date as defined in Section 511(2) of the Act.

“Retention Period”	The period of retention as defined in Section 511(1)(a) of the Act.

“Salary Forgone”	Shall have the meaning given to it in Rule 2(b).

“Shares”	Fully paid shares of common stock with a par value of $0.0001 each in the capital of the Parent Company which comply with the provisions of Part 3 of Schedule 11 to the Act and, where the context so requires, shall refer to a single Share.

“Subsidiary”	A subsidiary within the meaning of Section 155 of the Companies Act, 1963 and over which the Company has control, control being construed in accordance with Section 432 of the Act.

“Trust Fund”	All payments of whatever kind received by the Trustees from time to time and the assets representing such payments.

“Year of Assessment”	Has the meaning given to it by Section 2(1) of the Act.

In these Rules words denoting the singular number only shall include the plural number also and words denoting the masculine gender shall include the feminine gender also.

2.	Entitlement and Acquisition of Shares

(a)	(i) The Directors may, as soon as practicable following the end of a Plan Year (but for the avoidance of doubt shall not be obliged):
A. determine the Eligible Employees in respect of the Plan Year last ended and forthwith inform the Trustees accordingly. All Eligible Employees are entitled to participate in the Plan in accordance with the Rules and shall be entitled to do so on similar terms as required by paragraph 4(1) of Part 2 of Schedule 11 to the Act; and
B. determine the Entitlement of each Eligible Employee.

(ii)    The Directors may from time to time in the course of a Plan Year decide to make additional appropriations (but for the avoidance of doubt shall not be obliged so to do) and in such cases shall determine the identity and Entitlement of each Eligible Employee and notify this to the Trustees forthwith.

(b)

If the Directors so decide for the relevant Plan Year, each such Eligible Employee may be given an additional option to forgo an amount from his Basic Remuneration (“Salary Forgone”) towards the acquisition by the Trustees of Shares under the Plan provided that the maximum amount of Basic Remuneration which such Eligible Employee may forgo in any Plan Year to be applied in this regard shall not exceed the lower of:

(i) 7.5% of the Eligible Employee’s Basic Remuneration,
(ii) An amount equivalent to the Entitlement which the Eligible Employee has elected to be paid to the Trustees to be applied by them in acquiring Shares under the Plan; or

PROVIDED HOWEVER that where the Entitlement is being offered in accordance with Regulation 8(1)(h) of the Prospectus (Directive 2003/71/EC) Regulations 2005 the amounts which may be applied by way of Salary Forgone shall be scaled back on similar terms in the case of all Eligible Employees if this is necessary to ensure that the limit referred to in Rule 2(c)(ii) is not to be exceeded.

(c)	(i) As soon as practical following the end of a Plan Year in which the Directors decide to operate the Plan, the Company shall serve a notice on each Eligible Employee (a “Notice of Entitlement”).
(ii) Each Notice of Entitlement shall contain the following:-
A. a statement of the recipient’s Entitlement;
B. (if the Directors decide) a statement of the amount of salary which the recipient is allowed to forgo in accordance with Rule 2(b) of the Plan;

C.     a form of notice to the Company or the Trustees (a “Notice of Election”) by which the Eligible Employee shall elect that his Entitlement and Salary Forgone (if any) shall be paid to the Trustees. The Notice of Election shall contain a contract with the Company in accordance with the requirements of Section 511(4) of the Act;

D. a statement that if the Notice of Election is not returned, no Shares will be appropriated to the Eligible Employee;

E.     where the Entitlement is being offered in accordance with Regulation 8(1)(h) of the Prospectus (Directive 2003/71/EC) Regulations 2005, (X) a statement that the aggregate amount of all such Entitlements together with the aggregate amount that may be paid into the Plan by way of Salary Forgone in respects of such Entitlements and the total consideration for all previous offers of Shares made by the Company within the previous 12 months shall be less than €2,500,000 and (Y) the statements required by section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005.

(iii) No Notice of Entitlement shall be issued except as permitted by Regulation 8, 9, 10 or 12 of the Prospectus (Directive 2003/71/EC) Regulations 2005.

(iv)   In the case of any Eligible Employee the total of his Entitlement in any Year of Assessment (including any amount by way of Salary Foregone) shall not exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 3 (4) of Part 2 of Schedule 11 to the Act; PROVIDED HOWEVER where the Entitlement is being offered in accordance with Regulation 8(1)(h) of the Prospectus (Directive 2003/71/EC) Regulations 2005, the Company may scale back the Entitlements of all Eligible Employees on similar terms if this is necessary to ensure that the limit referred to in Rule 2(c)(ii) is not to be exceeded.

(d)

(i)     As soon as is practicable following the return of the Notices of Election, the relevant Participating Company shall pay to the Trustees such amounts as the Directors shall determine shall be necessary to acquire the Shares to be appropriated to Eligible Employees in accordance with Rule 3.

(ii)    The Trustees shall forthwith purchase the appropriate number of Shares. The Shares so acquired for appropriation shall be appropriated to each such Eligible Employee on the basis that the aggregate Initial Market Value of the Shares appropriated to him is as nearly as possible equal to the amount of his Entitlement that has been paid to the Trustees. If the Trustees are unable to purchase sufficient shares to satisfy in full appropriations the Trustees shall reduce the appropriation pro-rata.

(e)	The Entitlement of each Eligible Employee under the Plan shall be such amount as the Directors shall determine expressed as:
(i) a proportion of Basic Remuneration, and / or
(ii) a proportion of Basic Remuneration for each Period of Service, and / or
(iii) a fixed amount determined by the Directors, and / or
(iv) a fixed amount determined by the Directors for each Period of Service and / or
(v) such other amount as agreed in writing with the Revenue Commissioners, provided that in any Year of Assessment the basis of calculation of Entitlement of each Eligible Employee shall be the same.

3.	Appropriation of Shares

(a)

(i)     The Directors shall notify the Trustees of the Appropriation Date and upon that date the Trustees shall appropriate Shares, acquired in accordance with Rule 2, to all Eligible Employees who have returned a Notice of Election.

(ii)    As soon as is practicable after the Appropriation Date the Trustees shall notify each Member of the number of Plan Shares appropriated to him, the Initial Market Value thereof and the date upon which such appropriation took place.

(iii) Notwithstanding the rights of Members in respect of Plan Shares allocated to them all Plan Shares shall be registered in the name of the Trustees.
(iv) The Participating Company shall furnish such information, including names, addresses and Basic Remuneration of each Member, as the Trustees shall require.

(b)

In the event that the Trustees acquire Shares for appropriation and some of those Shares carry a right of any kind which is not carried by every other appropriated Plan Share, then such Shares as carry such right shall, so far as practicable, be appropriated pro rata according to the number of Plan Shares appropriated to each Member on the Appropriation Date.

(c)

Shares unused by virtue of this provision shall be held by the Trustees to be added to Shares for allocation at the next Appropriation Date(s) provided that under no circumstance shall the Trustees hold any Shares for more than eighteen months without appropriating them to a Member.

(d)	Notwithstanding anything herein to the contrary, the Parent Company may not take any actions hereunder, and no Shares shall be purchased, appropriated or issued that would violate the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or any other securities, tax, stock exchange or other applicable laws or regulations. Notwithstanding anything to the contrary contained herein, the Shares issuable by the Parent Company shall not be appropriated or issued unless such Shares are then registered under the Securities Act, or, if such shares are not then so registered, the Parent Company has determined that such appropriation or issuance would be exempt from the registration requirements of the Securities Act; provided however, that the Parent Company shall in no way be obliged to register under the Securities Act either the Plan or any Shares appropriated or issued pursuant to the Plan. The Participating Companies shall have no obligation to maintain the Plan if the Parent Company is unable to obtain from any such regulatory commission or agency the authority that the Parent Company deems necessary for the lawful purchase, appropriation and issuance of the Shares under the Plan and both the Parent Company and the Participating Companies shall be relieved from any liability for failure to maintain the Plan and the purchases and appropriations of Shares thereunder.

4.	Plan Limits

(a)	The Directors shall determine in their absolute discretion the aggregate amount of the Qualifying Bonus, if any, to be made available to the Plan in respect of any Plan Year.

(b)	No Member shall be entitled to be appropriated Shares in any Year of Assessment the Initial Market Value of which shall exceed the amount for the time being specified in paragraph 3(4) of Part 2 of Schedule 11 to the Act.

5.	Retention and Disposal of Plan Shares

(a)	Except as hereinafter provided the Trustees:
(i) shall not dispose of any Plan Shares during the Retention Period (whether by transfer to a Member or otherwise) except as provided for in paragraphs (a) (b) or (c) of Section 511(6) of the Act;

(ii)    shall not dispose of any Plan Shares after the end of the Retention Period and before the Release Date except pursuant to a direction given by or on behalf of the Member or any person in whom the beneficial interest in his Plan Shares is for the time being vested, and by a transaction which would not involve a breach of a Member’s obligations under paragraph (c) or (d) of Section 511(4) of the Act;

(iii)  shall at all times deal with any right conferred in respect of any of Plan Shares of a Member, securities and rights of any description only pursuant to a direction given by or on behalf of the Member or any person in whom the beneficial interest in his Plan Shares is for the time being vested.

(b)	Except as hereinafter provided each Member:

(i)     shall permit his Plan Shares to remain in the hands of the Trustees throughout the Retention Period and shall not assign, charge or otherwise dispose of his beneficial interest in his Plan Shares during the Retention Period;

(ii)    shall, if he directs the Trustees to transfer ownership of his Plan Shares to him at any time prior to the Release Date, pay to the Trustees before the transfer takes place a sum equal to income tax at the standard rate on the Appropriate Percentage of the Locked-in-Value of the Plan Shares at the time of the direction.

(iii)  save in accordance with Rule 5(b)(ii) shall not direct the Trustees to dispose of his Plan Shares at any time before the Release Date in any way except by sale for the best consideration in money that can reasonably be obtained at the time of the sale.

(c)	[commencing sentence missing or indent and remove subparagraph (i)]

(i)     save as provided for in sub-clause (ii) below, as soon as practicable after the relevant Release Date the Trustees shall transfer legal ownership of the corresponding Plan Shares to the relevant Eligible Employee;

(ii)    if a Member ceases to hold the office or employment by virtue of which he is entitled to participate in the Plan prior to a Release Date, the Trustees shall, unless instructed otherwise by the said Member, continue to hold the Plan Shares appropriated to that Member until the relevant Release Date whereupon the Trustees shall transfer the corresponding Plan Shares to the relevant Member as aforesaid; and

(iii)  if a Member dies at any time while the Trustees hold Plan Shares on his or her behalf the Trustees shall transfer the legal ownership of the corresponding Plan Shares to the Member’s legal personal representatives, or as they shall direct.

6.	Transactions in Plan Shares

Notwithstanding Rule 5 above, a Member:
(a)

may direct the Trustees to accept an offer for any of the Plan Shares appropriated to him (hereinafter referred to as the “Original Shares”) if the acceptance or agreement will result in a New Holding (as defined in Section 584(1) of the Act) being equated with the Original Shares for the purpose of capital gains tax;

(b)

may direct the Trustees to agree to a transaction affecting the Plan Shares appropriated to him or such of them as are of a particular class if the transaction is entered into pursuant to a compromise, arrangement or Plan applicable to or affecting:

(i) all of the shares in the capital of the Parent Company, or as the case may be all the shares of a particular class in the capital of the Parent Company; or
(ii) all the shares or shares of a particular class which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in the Plan;
(c)	may direct the Trustees to accept an offer of cash, with or without other assets, for the Plan Shares appropriated to him if the offer forms part of a general offer which is made to holders of shares of the same class as those appropriated to him or for Shares and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of the Parent Company within the meaning of Section 11 of the Act;

7.	Capital Receipts

Subject to any such direction as is referred to in Section 513(3) of the Act, the Trustees shall pay or transfer to a Member any money or money’s worth received by them in respect of or by reference to any of the Plan Shares appropriated to him (less in the case of a disposal any costs or expenses of disposal) other than money consisting of a sum referred to in Section 511(4)(c) of the Act or money’s worth consisting of a “New Holding” within the meaning of Rule 9(a) below.

8.	Members’ Rights as Shareholders

(a)

All dividends received by the Trustees in respect of Plan Shares shall be paid to Members as soon as practicable following their receipt in accordance with the Members’ respective entitlements but in any event before the end of the Year of Assessment in which the dividends are received.

(b)	Save as specifically provided for in these rules the Trustees shall not be obliged to notify the Members of any resolutions or notices of meetings and the Trustees shall abstain from voting in respect of Plan Shares, unless otherwise directed by the Member or any other person in whom the beneficial interest in the Plan Shares is for the time being vested. Nothing in this clause shall oblige the Trustees seek any such direction from the relevant Member or any other person as aforesaid.

9.	Company Reconstructions, Amalgamations, Rights Issues, etc

(a)

(i)     This Rule 9(a) applies where there occurs in relation to any of the Plan Shares appropriated to a Member (in this Rule referred to as “the Original Holding”) a transaction (in this Rule referred to as a “Company Reconstruction”) which results in a New Holding as defined in Section 584(1) of the Act being equated with the Original Holding for the purpose of capital gains tax and in this Rule “New Holding” has the meaning aforesaid.

(ii) Where shares are issued in the circumstances described in Section 514(3)(a) of the Act those shares shall be treated for the purposes of this Rule as not forming part of the New Holding.
(iii) In this Rule:
A. “New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding, and

B.     “Corresponding Shares”, in relation to any New Shares, means those shares comprised in the Original Holding in respect of which the New Shares were issued or which the New Shares otherwise represent.

(iv)   References in the Rules to the Plan Shares appropriated to a Member shall be construed, after a Company Reconstruction, as being or, as the case may be, as including, references to any New Shares, and for the purposes of the Rules:

A. a Company Reconstruction shall be treated as not involving a disposal of shares comprised in the Original Holding;
B. the date on which any New Shares are to be treated as having been appropriated to the Member shall be the Appropriation Date of the Corresponding Shares; and
C. the New Shares shall be held by the Trustees in accordance with the Plan as if they had been appropriated thereunder.

(v)    In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Section 584(1) of the Act.

(b)	In the event that the Trustees as registered holders of the Plan Shares receive notice from the Parent Company of an offer to holders of its shares on a rights basis the Trustees shall notify in writing (a “Notice of Rights Issue”) each Member concerned of the rights which are attributable to the Plan Shares appropriated to him. A Member shall be at liberty to direct the Trustees to accept such offer in respect of all of the Plan Shares appropriated to him, in which event he shall pay to the Trustees a sum of money before the expiry of the offer sufficient to enable the Trustees to purchase that number of Shares in respect of which the direction was made. Alternatively, a Member may direct the Trustees to sell all, or, if the Trustees so permit by statement in the Notice of Rights Issue, part of such rights in order to enable the Trustees to use the proceeds of such sale to exercise other such rights of the Member. Any shares purchased by the Trustees under this Rule shall be treated as New Shares under Rule 9(a) in relation to any Member and any cash arising from the disposal of rights (except insofar as used to accept the offer) shall be accounted for to the Member entitled thereto (subject to deduction of any tax).
10. Rights of Employees

Participation in the Plan by a Member is a matter entirely separate from any right or entitlement he may have and from his terms or conditions of employment and participation in the Plan shall in no respects whatever affect in any way a Member’s rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing words) any Member who leaves the employment of a Participating Company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

11. Duty to Account for Tax
(a)

When the Trustees receive from a Member, who has directed them to transfer to him the ownership of his Plan Shares at any time before the Release Date the sum calculated in accordance with Rule 5(b)(ii) above, they shall account to the Revenue Commissioners for that sum and the Trustees shall comply in all other respects with their obligations under the Act.

(b)	The Trustees shall maintain records of all sums received from Members under paragraph (a) above.
(c)	The Trustees shall inform each Member in writing of any facts known to them which are relevant to determining the liability (if any) of the Member to income tax under Schedule E.

12.	Administration

(a)	Subject to prior written approval of the Revenue Commissioners, the Directors may, within a period not exceeding two months from an Appropriation Date, direct the

Trustees to make additional appropriations in respect of Eligible Employees pursuant to Rule 3 because in the opinion of the Directors those Eligible Employees ought fairly and reasonably to have been included in the Plan at that time, and the relevant Participating Company shall make available to the Trustees such sum or sums as the Trustees need (and as directed by the Directors) to acquire Shares for appropriation to such Eligible Employees provided always that such Eligible Employees shall be treated within the terms of the Plan as if they had received such Plan Shares on the immediately preceding Appropriation Date.

(b)	Any notification or other notice in writing to be given to any Member in pursuance of the Plan shall be sufficiently given if:

(i)     sent through the post in a prepaid cover addressed to the Member at his address last known to the sender including any address supplied by the Company or other Participating Company as being his address; or

(ii)    sent by means of electronic communication to such electronic address as may be specified by him from time to time for that purpose and if so sent shall be deemed to have been sent when it is first transmitted; or

(iii) delivered to him at his place of work.
(c)	Any certificate, notification or other notice in writing required to be given to the Company or any other Participating Company or the Trustees shall be properly given if sent to or delivered:
(i) to the Participating Company concerned or the first named Trustee at their respective registered or principal offices or in the case of a Trustee his last known address;

(ii)    via electronic communication to such email or electronic address as may from time to time be notified to the Eligible Employee or Member but shall not in any event be deemed to be duly given unless it is acknowledged by the Company, Participating Company or Trustee as the case may be and if so sent when it is first transmitted.

13.	Modification and Limitation of Plan

Subject to Clause 18 of the Trust Deed, and to the prior written approval of the Revenue Commissioners under paragraph 5(2) of Part 2 of Schedule 11 to the Act the Company may from time to time modify, alter, extend or amend the Trust Deed and these Rules.

14.	General

Neither the Company nor the Trustees shall be required to perform any obligation hereunder to the extent that such action would be contrary to any enactment or regulation for the time being in force in Ireland.

15.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of Ireland. The Courts of Ireland are to have jurisdiction in relation to any claim or proceedings arising under or in relation to the Plan or its interpretation and to settle any dispute arising out of or in connection with the Plan.